Exhibit 4.1

NUMBER

****

Trio Petroleum Corp.

SHARES

****

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

$0.001 PAR VALUE COMMON STOCK

89669L108

COMMON STOCK

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of ****

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Trio Petroleum Corp.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: ****

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

By:__________________________________

AUTHORIZED SIGNATURE

Chief Executive Officer and Director

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